UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 1, 2007 (April 27, 2007)

SULPHCO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32636	88-0224817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

Registrant’s telephone number, including area code (775) 829-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2007, the Registrant entered into that certain Allonge to Promissory Note (the “Allonge”) with various investors (the “Investors”): The Investors purchased the promissory notes pursuant to that certain Assignment of Promissory Note, dated April 24, 2007 by and among the Investors and Dr. Rudolf Gunnerman (“Gunnerman”). The Registrant originally issued to Gunnerman a promissory note on December 31, 2004 in the principal amount of $7,000,000 which was due to mature on December 31, 2007. The registrant had previously paid down $2,000,000 of the principal balance - the remaining $5,000,000 of the principal balance was the amount assigned to the Investors. The assigned notes were amended by the Allonge as follows:

1. The maturity date has been extended to December 31, 2008.

2. The notes may be converted into shares of the Registrant’s common stock at a conversion price of $3.80 per share.

3. A registration statement covering the shares of common stock underlying the notes shall be filed with the SEC by the Registrant by June 8, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Form of Assignment of Promissory Note, dated as of April 24, 2007
10.2	Form of Allonge to Assignment of Promissory Note, dated as of April 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SULPHCO, INC.

Dated as of: May 1, 2007	By:	/s/ Michael Abend

Name: Michael Abend Title: Interim CFO

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